SUBADVISORY AGREEMENT
BETWEEN
ABSOLUTE INVESTMENT ADVISERS LLC
AND
ST. JAMES INVESTMENT COMPANY, LLC

Appendix A

Series of the Trust:

Absolute Strategies Fund

Absolute Capital Opportunities Fund

IN WITNESS WHEREOF, the parties hereto have caused this Revised Appendix A to be duly executed all as of June 12, 2015.

ABSOLUTE INVESTMENT ADVISERS LLC

/s/ Jay Compson
Name: Jay Compson
Title: Principal and Portfolio Manager

ST. JAMES INVESTMENT COMPANY, LLC

/s/ Robert Mark
Name: Robert Mark
Title: Principal and Portfolio Manager